                                                                    Exhibit 10.1


                                                                  EXECUTION COPY

     AGREEMENT, dated as of December 14, 2001 (this "Agreement"), by and among TeleCorp PCS, Inc., a Delaware corporation (the "Company"), TeleCorp Wireless, Inc. (formerly known as TeleCorp PCS, Inc.), a Delaware corporation ("TeleCorp Wireless"; and together with the Company, collectively referred to herein as the "TeleCorp Parties") and AT&T Wireless Services, Inc., a Delaware corporation ("AT&T Wireless").

                                   WITNESSETH:

     WHEREAS, the Company has authorized and proposes to issue and sell up to an additional $210,000,000 in gross proceeds of its Senior Subordinated Discount Notes due 2011 (the "Company Notes") pursuant to an Indenture dated as of April 6, 2001 (the "Company Notes Indenture") between the Company and Firstar Bank, N.A., as trustee (in such capacity, the "Company Notes Trustee");

     WHEREAS, (i) on January 10, 2002, the Company will issue and sell to AT&T Wireless pursuant to the terms of the Company Notes Indenture and, subject to the terms of this Agreement, AT&T Wireless will purchase from the Company, Company Notes yielding to the Company not less than $100,000,000 of gross proceeds, and (ii) on April 15, 2002, the Company will issue and sell to AT&T Wireless pursuant to the terms of the Company Notes Indenture and, subject to the terms of this Agreement, AT&T Wireless will purchase from the Company, Company Notes yielding to the Company not less than $110,000,000 of gross proceeds;

     WHEREAS, TeleCorp Wireless has authorized and proposes to issue and sell up to $250,000,000 in principal amount of its 9.0% Senior Subordinated Notes due 2008 (the "TeleCorp Wireless Notes"; and together with the Company Notes, collectively referred to herein as the "Notes") pursuant to an indenture on terms and conditions substantially similar to the Indenture, dated as of July 14, 2000, relating to TeleCorp Wireless' 10 5/8 Senior Subordinated Notes due 2010, except that with regard to those matters set forth on Exhibit A hereto the terms and conditions of such indenture shall be on terms substantially similar to those set forth on Exhibit A hereto (the "TeleCorp Wireless Notes Terms");

     WHEREAS, on or prior to March 30, 2002, TeleCorp Wireless will have the right to issue and sell to AT&T Wireless pursuant to the terms hereof TeleCorp Wireless Notes and, subject to the terms of this Agreement, to cause AT&T Wireless to purchase from TeleCorp Wireless, $250,000,000 in principal amount of TeleCorp Wireless Notes;

     WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of October 2, 2000 (the "Credit Agreement" and together with this Agreement, the Company Notes and the Company Notes Indenture, the TeleCorp Wireless Notes Indenture, and the Exchange and Registration Rights Agreements relating to the Notes, collectively referred to herein as the "Transaction Documents"), among TeleCorp Wireless, the financial institutions named therein as lenders, The Chase Manhattan Bank, as Administrative Agent and Issuing Bank, TD Securities (USA) Inc., as Syndication Agent, and Bankers Trust Company, as Documentation Agent, TeleCorp Wireless may borrow up to an additional $40,000,000 of

"Expansion Term Loans" (as such term is defined in the Credit Agreement) (such $40,000,000 of Expansion Term Loans to be effected in the form of a new tranche of Term Loans (as such term is defined in the Credit Agreement) which new tranche will be known as the "Tranche D Term Loans"; the "Tranche D Term Loans" together with the Notes are collectively referred to herein as the "Securities");

     WHEREAS, on or prior to March 30, 2002, TeleCorp Wireless will have the right to borrow $40,000,000 of Tranche D Term Loans under the Credit Agreement, and, subject to the terms of this Agreement, to cause AT&T Wireless to loan $40,000,000 of Tranche D Term Loans to TeleCorp Wireless; and

     WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 6; all references to an "Exhibit" are, unless otherwise specified, to an Exhibit attached to this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Company Notes.
        -------------

     1.1 Closings. (a) The following sales of Company Notes to be purchased by
         --------
AT&T Wireless shall take place on the Closing Dates applicable thereto as follows: (i) on the first Closing Date, which shall occur on January 10, 2002, AT&T Wireless shall purchase $151,591,000 aggregate principal amount at maturity of the Company's senior subordinated discount notes with a yield of 10.0%, yielding to the Company gross proceeds of $100,000,000, and (ii) on the second Closing Date, which shall occur on April 15, 2002, AT&T Wireless shall purchase $162,520,000 aggregate principal amount at maturity of the Company's senior subordinated discount notes with a yield of 10.0%, yielding to the Company gross proceeds of $110,000,000. The Company Notes shall be governed by the Company Notes Indenture and shall have the further terms set forth on Exhibit B. The obligation of AT&T Wireless to purchase Company Notes shall be unconditional.

     (b) At each Closing, the Company will deliver to AT&T Wireless the Company Notes to be purchased by AT&T Wireless in the form of a single Company Note (or such greater number of Company Notes in denominations of at least $1,000 as AT&T Wireless may reasonably request in a notice to the Company not less than two (2) Business Days prior to the applicable Closing Date) dated the applicable Closing Date and registered in AT&T Wireless's name (or in the name of AT&T Wireless's nominee).

     (c) Each issuance of Company Notes shall be pursuant to the Company Notes Indenture.

     (d) If AT&T Wireless delivers written notice to the Company that AT&T Wireless will be entering into a concurrent sale of Company Notes with one or more secondary purchasers (such notice to be delivered not less that ten (10) business days prior to the applicable Closing Date) the Company shall use its good faith efforts to enter into a purchase agreement with such secondary purchasers which the Company reasonably believes has customary terms and conditions and, in respect of any such sale, shall enter into a supplemental agreement with AT&T Wireless which the Company reasonably believes corresponds to the purchase agreement with such secondary purchasers (it being understood that, (x) the Company's failure to enter into an agreement, either with such secondary purchasers or AT&T Wireless, shall not relieve AT&T Wireless of its obligation to purchase Company Notes hereunder and (y) if such agreements are entered into and the secondary sales contemplated by such agreements are not consummated, such agreements shall be terminated and such Closing shall be unconditional).

     1.2 Payment. Payment for each of the Company Notes shall be by wire
         -------
transfer of immediately available funds.

     1.3 Registration Rights. The Company will grant AT&T Wireless registration
         -------------------
rights with regard to the Company Notes substantially similar to the Exchange and Registration Rights Agreement attached hereto as Exhibit D. Additionally, the Company will use reasonable efforts to assist AT&T Wireless in remarketing the Company Notes; provided that AT&T Wireless will reimburse the Company for any reasonable out-of-pocket expenses, including legal fees.

     1.4 Merger Agreement. AT&T Wireless agrees that any indebtedness evidenced
         ----------------
by the Company Notes shall constitute indebtedness permitted under clause (i) of section 4.2(c) of the Merger Agreement and shall not constitute a portion of the Additional Debt permitted to be incurred by the Company and its subsidiaries under clause (ii) or (iii) of Section 4.2(c) of the Merger Agreement or reduce the amount set forth in such sections dollar-for-dollar for each dollar actually issued.

     1.5 Assignment. The Company hereby consents to the assignment by Lucent
         ----------
Technologies, Inc. of its rights and obligations under the Lucent Securities Purchase Agreement, dated April 3, 2001, as amended (the "Lucent Agreement") and under the related registration rights agreements to AT&T Wireless; provided, that (i) so long as AT&T Wireless is not in default of its obligations hereunder all obligations of AT&T Wireless under the Lucent Agreement shall be suspended and (ii) upon AT&T Wireless purchasing all of the Company Notes in accordance with Section 1.1 all obligations of AT&T Wireless under the Lucent Agreement shall terminate.

     2. TeleCorp Wireless Notes.
        -----------------------

     2.1 Closing. (a) The sale of TeleCorp Wireless Notes to be purchased by
         -------
AT&T Wireless shall take place at any time or from time to time on or prior to March 30, 2002, upon five business days notice (which notice shall specify the amount of TeleCorp Wireless Notes in multiples of $10 million principal amount to be sold at such closing and aggregating no more than $250 million (the "Committed Amount")) from TeleCorp Wireless to AT&T Wireless. At each Closing of the purchase of TeleCorp Wireless Notes AT&T Wireless shall purchase TeleCorp Wireless Notes with a coupon of 9.0% and otherwise substantially on the TeleCorp Wireless Note Terms. The obligation of AT&T Wireless to purchase TeleCorp Wireless Notes at each Closing shall be unconditional.

     (b) At each Closing, TeleCorp Wireless will deliver to AT&T Wireless the TeleCorp Wireless Notes to be purchased by AT&T Wireless in the form of a single TeleCorp Wireless Note (or such greater number of TeleCorp Wireless Notes in denominations of at least $1,000 as AT&T Wireless may reasonably request in a notice to TeleCorp Wireless not less than two (2) Business Days prior to the applicable Closing Date) dated the applicable Closing Date and registered in AT&T Wireless's name (or in the name of AT&T Wireless's nominee).

     (c) The TeleCorp Wireless Notes shall be issued pursuant to an indenture (the "TeleCorp Wireless Notes Indenture") between TeleCorp and the Company Notes Trustee on customary terms and conditions including terms substantially similar to the TeleCorp Wireless Notes Terms.

     2.2 Payment. Payment for each of the TeleCorp Wireless Notes shall be by
         -------
wire transfer of immediately available funds.

     2.3 Commitment Fee. From the date hereof until March 30, 2002, the Company
         --------------
shall pay a commitment fee (the "Fee") equal to 6.0% per annum on the unfunded portion of the Committed Amount. The Fee shall accrue until and be payable on April 1, 2002.

     2.4 Registration Rights. TeleCorp Wireless will grant AT&T Wireless
         -------------------
registration rights with regard to the TeleCorp Wireless Notes substantially similar to the Exchange and Registration Rights Agreement attached hereto as Exhibit E. Additionally, TeleCorp Wireless will use reasonable efforts to assist AT&T Wireless in remarketing the TeleCorp Wireless Notes; provided that AT&T Wireless will reimburse TeleCorp Wireless for any reasonable out-of-pocket expenses, including legal fees.

     2.5 Merger Agreement. The Company agrees that any indebtedness evidenced by
         ----------------
the TeleCorp Wireless Notes shall constitute a portion of the Additional Debt permitted to be incurred by the Company and its subsidiaries under clause (ii) of Section 4.2(c) of the Merger Agreement and shall reduce the amount set forth in such section dollar-for-dollar for each dollar actually issued. TeleCorp Wireless further agrees that the obligation of AWS to purchase TeleCorp Wireless Notes shall, so long as AWS is not in default under this Section 2, be reduced dollar-for-dollar by the amount of any Additional Debt incurred by the Company or its subsidiaries under clause (ii) of Section 4.2(c) of the Merger Agreement other than pursuant to this Agreement.

     3. Tranche D Term Loans.
        --------------------

     3.1 Closing. (a) As promptly as practicable after the Lenders under the
         -------
Credit Agreement have given their approval to AT&T Wireless, AT&T Wireless shall enter into an Expansion Facility Amendment to the Credit Agreement substantially in the form previously provided by TeleCorp Wireless to AT&T Wireless pursuant to which it will make the Tranche D Term Loans on the terms set forth on Exhibit C.

     (b) Tranche D Term Loans in the aggregate principal amount of $40,000,000 shall be made by AT&T Wireless to TeleCorp Wireless on the Closing Date applicable thereto, which shall occur on the fifth business day following notice from TeleCorp Wireless to AT&T Wireless.

     (c) The Tranche D Term Loans shall be made pursuant to the terms and conditions set forth herein. Each of the conditions precedent set forth in the Credit Agreement to the obligation of AT&T Wireless to make the Tranche D Term Loans to TeleCorp Wireless shall be deemed to have been satisfied in its entirety and AT&T Wireless shall fund the Tranche D Term Loans without reference to the conditions precedent set forth in the Credit Agreement.

     3.2 Merger Agreement. TeleCorp Wireless agrees that any indebtedness
         ----------------
evidenced by the Tranche D Term Loan shall constitute a portion of the Additional Debt permitted to be incurred by TeleCorp Wireless and its subsidiaries under clause (iii) of Section 4.2(c) of the Merger Agreement and shall reduce the amount set forth in such section dollar-for-dollar for each dollar actually issued. TeleCorp Wireless further agrees that the obligation of AWS to purchase Tranche D Term Loans shall, so long as AWS is not in default under this Section 3, be reduced dollar-for-dollar by the amount of any Additional Debt incurred by the Company or its subsidiaries under clause (iii) of Section 4.2(c) of the Merger Agreement other than pursuant to this Agreement.


     3.3 Remarketing. Additionally, the TeleCorp Wireless will use reasonable
         -----------
efforts to assist AT&T Wireless in remarketing the Tranche D Term Loan; provided that AT&T Wireless will reimburse TeleCorp Wireless for any reasonable out-of-pocket expenses, including legal fees.

     4. Representations and Warranties of the TeleCorp Parties. Each of the
        ------------------------------------------------------
TeleCorp Parties represents and warrants to AT&T Wireless as follows:

     4.1 Private Placement. Assuming the accuracy of AT&T Wireless's
         -----------------
representations and warranties contained in Section 5 and AT&T Wireless's compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of any of the Notes to AT&T Wireless and the offer, resale and delivery of any of the Notes by AT&T Wireless in the manner contemplated by this Agreement to register any of the Securities under the Securities Act or to qualify any of the Indentures under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     4.2 Organization. Each of the TeleCorp Parties have been duly incorporated
         ------------
or formed and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not, singularly or in the aggregate, be reasonably expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, business or business prospects of TeleCorp Wireless, the Company and its subsidiaries taken as a whole, (ii) the ability of TeleCorp Wireless, the Company or any of its subsidiaries to perform its obligations under the Transaction Documents to which it is a party or (iii) the validity or enforceability of any Transaction Document or the rights and remedies of AT&T Wireless under any of the Transaction Documents (a "Material Adverse Effect").

     4.3 Authority. Each of the TeleCorp Parties has full right, power and
         ---------
authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

     4.4 Legality of Transaction Documents. Each of the Transaction Documents
         ---------------------------------
has been duly authorized by each of the applicable TeleCorp Parties; each of this Agreement and the Company Notes Indenture has been duly executed and delivered by the applicable TeleCorp Parties; and each of this Agreement and the Company Notes Indenture, when duly executed and delivered in accordance with its terms by each of the other parties thereto, and the Notes, when executed and delivered by the Company in accordance herewith will constitute a valid and legally binding agreement thereof enforceable against such party in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     5. Representations of AT&T Wireless. AT&T Wireless represents and warrants
        --------------------------------
as follows:

     5.1 Authority. AT&T Wireless has the full right, power and authority to
         ---------
execute and deliver this Agreement and to perform AT&T Wireless's obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

     5.2 Legality of Securities Purchase Agreement. This Agreement has been duly
         -----------------------------------------
authorized, executed and delivered by AT&T Wireless and constitutes AT&T Wireless's valid and legally binding agreement.

     5.3 Securities Act. (a) AT&T Wireless is purchasing the Notes pursuant to a
         --------------
private sale exempt from registration under the Securities Act and (b) AT&T Wireless has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     6. Definitions. As used herein the following terms have the following
        -----------
respective meanings:

     Affiliate: any Person directly or indirectly controlling or controlled by
     ---------
or under common control with another Person or any subsidiary of such other Person; provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     Closing: a closing under Sections 1, 2 or 3 hereunder.
     -------

     Closing Date: a date on which a Closing occurs.
     ------------

     Merger Agreement: the Agreement and Plan of Merger, dated as of October 7,
     ----------------
2001, by and among TeleCorp PCS, Inc., AT&T Wireless Services, Inc., and TL Acquisition Corp.

     Person: an individual, a partnership, an association, a joint venture, a
     ------
corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

     7. Amendments and Waivers. Any term of this Agreement may be amended and
        ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the TeleCorp Parties and AT&T Wireless.

     8. Notices, etc. Except as otherwise provided in this Agreement, notices
        ------------
and other communications under this Agreement shall be in writing and shall be delivered by hand or courier service, or mailed by registered or certified mail, return receipt requested, addressed, (a) if to AT&T Wireless, at 7277 164th Avenue, N.E., Redmond, WA 98052, Attn: General Counsel, with a copy to Friedman Kaplan Seiler & Adelman LLP, 875 Third Avenue, New York, N.Y. 10022, Attn:
Matthew S. Haiken, or at such other address as AT&T Wireless shall have furnished to the Company in writing, with respect to payments on Notes held by AT&T Wireless or AT&T Wireless's nominee, or (b) if to the TeleCorp Parties at TeleCorp PCS, Inc., 1010 North Glebe Road, Suite 800, Arlington, VA 22201, Attn:
Thomas H. Sullivan, with copies to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, N.Y. 10038, Attn: Brian Hoffmann, and McDermott, Will & Emery, 28 State Street, Boston, MA 02109, Attn: John B. French, or at such other address, or to the attention of such other officer, as the TeleCorp Parties shall have furnished to AT&T Wireless in writing. Any notice so addressed and delivered by hand or courier shall be deemed to be given when received, and any notice so addressed and mailed by registered or certified mail shall be deemed to be given three Business Days after being so mailed.

     9. Indemnification. The TeleCorp Parties will indemnify and hold harmless
        ---------------
AT&T Wireless and any other holder of Securities and each person who controls such a holder within the meaning of the Securities Act or the Exchange Act and each of the subsidiaries and respective directors, officers, employees, agents and advisors of any of the foregoing (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (including all legal fees or other expenses reasonably incurred by counsel for any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise, caused by or arising out of, this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby (including, without limitation, any of the foregoing relating to the violation of, non-compliance with or liability under any environmental law applicable to the operations of the TeleCorp Parties or their subsidiaries), other than, with respect to any Indemnified Party, losses, claims, damages or liabilities that are the result of the gross negligence or willful misconduct of such Indemnified Party.

     Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the TeleCorp Parties of such claim or the commencement of such action or proceeding; provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the TeleCorp Parties of its obligations under this Section 9 with respect to such Indemnified Party, except to the extent that either of the TeleCorp Parties is actually prejudiced by such failure. The TeleCorp Parties will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the TeleCorp Parties, to employ counsel separate from counsel for the TeleCorp Parties and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the TeleCorp Parties not advisable, but the TeleCorp Parties will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties.

     The agreements in this Section 9 shall survive repayment of the Notes and all other amounts payable hereunder.

     10. Successors and Assigns. This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties hereto and their respective successors and assigns, except that the TeleCorp Parties may not assign or transfer any of their respective rights or obligations under this Agreement, the Indentures or the Notes without the prior written consent of each holder of the applicable Securities.

     11. Miscellaneous. This Agreement shall be binding upon and inure to the
         -------------
benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Securities or any part thereof. This Agreement embodies the entire agreement and understanding between AT&T Wireless and the TeleCorp Parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the principles of conflict of laws thereof, other than section 5-1401 of the general obligations law of the state of new york. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     12. Submission To Jurisdiction; Waivers. Each of the TeleCorp Parties
         -----------------------------------
hereby irrevocably and unconditionally:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 8 or at such other address of which AT&T Wireless shall have been notified pursuant thereto;

     (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this
Section 12 any special, exemplary, punitive or consequential damages.

     13. Waivers of Jury Trial. EACH OF THE TELECORP PARTIES AND AT&T WIRELESS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.


     IN WITNESS WHEREOF, each of the parties hereto have caused its duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                TELECORP PCS, INC.

                                By: /s/ Thomas H. Sullivan
                                Title: Chief Financial Officer

                                TELECORP WIRELESS, INC.

                                By: /s/ Thomas H. Sullivan
                                Title: President, Treasurer and Secretary

                                AT&T WIRELESS SERVICES, INC.

                                By: /s/ Authorized Signatory
                                Title: VP and Treasurer

                                    EXHIBIT A
                                    ---------



                          Telecorp Wireless Notes TERMS

                                                                       EXHIBIT A


                           DESCRIPTION OF THE NOTES

General

   As used in this section entitled "Description of the Notes," the term "Company" means TeleCorp Wireless, Inc., a Delaware corporation, but does not include any of the Company's subsidiaries. Capitalized terms used in this section entitled "Description of the Notes" and not otherwise defined have the meanings set forth under "--Certain Definitions".

   The Notes have been, and the Exchange Notes will be, issued under an Indenture, to be dated as of the date Notes are first issued (the "Indenture"), among the Company, TeleCorp Communications, Inc., as Subsidiary Guarantor, and U.S. Bank N.A., as Trustee (the "Trustee"), a copy of the form of which is available upon request to the Company.

   The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA.

   Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Notes at their registered addresses.

   The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

   The Notes will be unsecured senior subordinated obligations of the Company, limited to $250.0 million aggregate principal amount, and will mature on December 15, 2008.

   Each Note we issue will bear interest at a rate of 9% per annum from the date such Note is issued, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing June 15, 2002. The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Optional Redemption

   Except as set forth in the following two paragraphs, the Notes will not be redeemable at the option of the Company prior to December 15, 2005. Thereafter, the Notes will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

                                                      Redemption
                                   Year                 Price
                                   ----               ----------
                        2005.........................   104.500%
                        2006.........................   102.250%
                        2007 and thereafter..........   100.000%

   In addition, at any time and from time to time prior to December 15, 2005, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings
(1) by the Company or (2) by Parent to the extent that the proceeds thereof are contributed to the Company, at a redemption price equal to 109.000% of the principal amount on the redemption date; provided, however, that, after giving effect to any such redemption at least 65% of the original aggregate principal amount of the Notes remains outstanding. In addition, any such redemption shall be made within 180 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

   At any time on or prior to December 15, 2005, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

   "Applicable Premium" means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at December 15, 2005 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through December 15, 2005, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

   "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to December 15, 2005; provided, however, that if the period from the redemption date to December 15, 2005 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection

   In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although Notes in denominations of $1,000 or less will not be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion thereof to be redeemed. A new Note equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancelation of the original Note.

Ranking

   The Indebtedness evidenced by the Notes:

     .  will be unsecured Senior Subordinated Indebtedness of the Company;

     . will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of the Company;

     . will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company, including the 10 5/8% Notes and the Discount Notes;

     . will be senior in right of payment to all existing and future Subordinated Indebtedness of the Company; and

     . will be effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

   The Notes will be guaranteed by TeleCorp Communications, Inc., one of the Subsidiaries of the Company, and, in the future, by certain other Subsidiaries of the Company that Incur Indebtedness. The Indebtedness evidenced by the Subsidiary Guarantees:

     . will be unsecured Senior Subordinated Indebtedness of each Subsidiary Guarantor;

     . will be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of each Subsidiary Guarantor;

     . will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of each Subsidiary Guarantor, including the guarantees of the 10 5/8% Notes and the Discount Notes;

     . will be senior in right of payment to all existing and future Subordinated Indebtedness of each Subsidiary Guarantor; and

     . will be effectively subordinated to any Secured Indebtedness of each Subsidiary Guarantor and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

   Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance", however, is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

   Substantially all of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes. The Notes, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company. Although the Indenture will contain limitations on the Incurrence of Indebtedness by, and the issuance of preferred stock of, certain of the Company's Subsidiaries, such limitations are subject to a number of significant qualifications.

   "Senior Indebtedness" of the Company means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of Bank Indebtedness and all other Indebtedness of the Company, including FCC Debt, whether outstanding on the date of the Indenture or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include:

      (1) any obligation of the Company to any Subsidiary of the Company;

      (2) any liability for federal, state, local or other taxes owed or owing by the Company;

      (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

      (4) any Indebtedness or obligation of the Company, and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Indebtedness of the Company;

      (5) any obligations with respect to any Capital Stock; or

      (6) any Indebtedness Incurred in violation of the Indenture.

   "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

   Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, including the 10 5/8% Notes and the Discount Notes. The Company will agree in the Indenture that it will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

   The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "--Defeasance" and may not otherwise repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), other than payments made with money or U.S. Government Obligations previously deposited in the defeasance trust described under "--Defeasance", if:

      (1) any Designated Senior Indebtedness is not paid when due; or

      (2) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case:

      (x) the default has been cured or waived and any such acceleration has been rescinded; or

      (y) such Designated Senior Indebtedness has been paid in full.

   The Company may pay the Notes without regard to the foregoing, however, if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to whichever of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (1) or (2) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

      (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

      (2) by repayment in full of such Designated Senior Indebtedness; or

      (3) because the default giving rise to such Blockage Notice is no longer continuing).

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first two sentences of this paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period.

   Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is or are in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

   Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

      (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders are entitled to receive any payment of principal of, or interest on, the Notes; and

      (2) until such Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness and any securities exchanged for such Senior Indebtedness to at least the same extent as the Notes.

If a distribution is made to Noteholders that, due to the subordination provisions of the Indenture, should not have been made to them, such Noteholders will be required to hold such distribution in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

   If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

   By reason of the subordination provisions that will be contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness of the Company (including the Notes) may recover less, ratably, than holders of Senior Indebtedness of the Company and may recover more, ratably, than the holders of Subordinated Indebtedness of the Company.

   The subordination provisions that will be contained in the Indenture will not apply to payments made with money or U.S. Government Obligations previously deposited in the defeasance trust described under "--Defeasance".

Subsidiary Guarantees

   Subject to the release provisions in the Indenture and as set forth herein, the Subsidiary Guarantor, and certain future subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, or interest on, or liquidated damages in respect of, the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations") by executing a Subsidiary Guarantee. The Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of Notes in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Following the date of the Indenture, the Company will cause (1) each Domestic Restricted Subsidiary that Incurs Indebtedness and (2) each Foreign Restricted Subsidiary that Incurs Material Indebtedness to become a Subsidiary Guarantor; provided that the Company shall not cause any Special Purpose Subsidiary to become a Subsidiary Guarantor unless such Special Purpose Subsidiary Incurs Indebtedness other than Indebtedness under the Credit Agreement (or any Refinancing Indebtedness Incurred to Refinance any such Indebtedness) or FCC Debt; provided further that in the event that a Subsidiary Guarantor no longer has outstanding, other than the Subsidiary Guarantee, any Indebtedness (in the case of a Domestic Restricted Subsidiary) or Material Indebtedness (in the case of a Foreign Restricted Subsidiary), the Subsidiary Guarantee of that Subsidiary Guarantor shall terminate. See "--Certain Covenants--Future Subsidiary Guarantors".

   The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be senior subordinated obligations. As such, the rights of Noteholders to receive payment from a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described under "--Ranking" with respect to the Company's obligations under the Notes apply equally to each Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

   Each Subsidiary Guarantee will be a continuing guarantee and shall:

      (1) remain in full force and effect until payment in full of all the Guaranteed Obligations unless prior terminated;

      (2) be binding upon each Subsidiary Guarantor and its successors; and

      (3) inure to the benefit of and be enforceable by the Trustee, the holders of the Notes and their successors, transferees and assigns.

   The Indenture will provide that upon the merger or consolidation of a Subsidiary Guarantor with or into any Person, other than the Company, a Subsidiary of the Company or an Affiliate of the Company, in a transaction in which such Subsidiary Guarantor is not the surviving entity of such merger or consolidation, such Subsidiary Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee. The Indenture will also provide that if a majority of the Capital Stock of a Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any Subsidiary of the Company, other than to the Company, or a Subsidiary of the Company or an Affiliate of the Company, in a transaction constituting an Asset Disposition (or which, but for the provisions of clause (c) of such term, would constitute an Asset Disposition) and:

      (1) the Net Available Proceeds from such Asset Disposition are used in accordance with the covenant described under "--Certain
   Covenants--Limitation on Certain Asset Dispositions"; or

      (2) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Available Proceeds from such Asset Disposition will be used in accordance with the covenant described under "--Certain Covenants--Limitation on Certain Asset Dispositions" within the time limits specified by such covenant, then such Subsidiary Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee upon such use, in the case of clause
(1), or upon such delivery, in the case of clause (2). In addition, any Subsidiary Guarantor that becomes a Subsidiary Guarantor as a consequence of its guarantee of certain Indebtedness permitted under the Indenture and that is released and discharged from such guarantee will be released and discharged from its Subsidiary Guarantee upon delivery of an Officers' Certificate certifying such release and discharge from such guarantee to the Trustee.

Change of Control

   Upon the occurrence of any of the following events (each a "Change of Control"), each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount on the Purchase Date, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

      (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or Permitted Holders or a person or group controlled by a Permitted Holder or Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all such securities that such person has the right to acquire within one year, upon the happening of an event or otherwise) directly or indirectly

        (including through ownership of Parent), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding Voting Stock;

      (2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of directors of the Company: individuals who, on the date of the Indenture, constitute the board of directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the board of directors of the Company or nomination for election by the Company's stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or made in accordance with the terms of the Stockholders' Agreement; or

      (3) the stockholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of the Indenture);

provided, however, that the consummation of the pending acquisition of TeleCorp PCS by AT&T Wireless Services shall not constitute a Change of Control.

   Within 30 days following any Change of Control, the Company will be required to mail a notice to each holder of Notes, with a copy to the Trustee (the "Change of Control Offer"), stating that the Company is commencing an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount on the Purchase Date, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

   The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company. The Company's obligation to make a Change of Control Offer will be reinstated unless such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer in accordance with its terms.

   The Company will be required to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

   In the event that, at the time of a Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then, prior to the mailing of the notice to holders of Notes as provided in the immediately following paragraph, but in any event within 30 days following any Change of Control, the Company will be required to:

      (1) repay in full all Bank Indebtedness; or

      (2) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Notes as required by this covenant.

   The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management of the Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that management of the Company may decide to do so in the future. Subject to the limitations described under "--Certain Covenants", the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenant described under "Certain Covenants--Limitation on Incurrence of Indebtedness." Such restrictions may only be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

   The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may also contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions of the Indenture related to the Company's obligation to make a Change of Control Offer as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in aggregate principal amount of the Notes.

Certain Covenants

   The Indenture will contain certain covenants including, among others, the following:

   Limitation on Incurrence of Indebtedness. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

      (1) Indebtedness of the Company or any Subsidiary Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds therefrom (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, consummate an Asset Acquisition or make any Restricted Payment):

          (a) the ratio of (x) Total Consolidated Indebtedness to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than
       7.0 to 1.0; or

          (b) in the case of any Incurrence of Indebtedness prior to April 1, 2005 only, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital;

      (2) Bank Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $1.0 billion at any time outstanding;

      (3) Purchase Money Indebtedness;

      (4) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, however, that, upon either (a) the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (4) to a Person other than the Company or another Restricted Subsidiary or (b) the issuance (other than of directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the exception provided by this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

      (5) Indebtedness of the Company or any Restricted Subsidiary under any Hedging Agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under the Indenture (including the Notes), currency exchange rates or commodity prices and not for speculative purposes;

      (6) Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred under the prior clause (1) or (3) above or (13) below, the Discount Notes, guarantees of the Discount Notes, the 10 5/8% Notes, Guarantees of the 10 5/8% Notes, the Notes, the Subsidiary Guarantees, Indebtedness existing on the date of the Indenture, or any Refinancing Indebtedness in respect of Refinancing Indebtedness Incurred pursuant to this clause (6);

      (7) Indebtedness of the Company under the Notes and Indebtedness of the Subsidiary Guarantors under the Subsidiary Guarantees, in each case Incurred in accordance with the Indenture;

      (8) Capital Lease Obligations of the Company or any Restricted Subsidiary in an aggregate principal amount not in excess of the greater of $50.0 million or 5.0% of Total Assets at any time outstanding;

      (9) FCC Debt assumed in connection with any acquisition after the date of the Indenture;

      (10) Indebtedness incurred in connection with the acquisition relating to Airadigm not in excess of $110.0 million at any time outstanding;

      (11) Indebtedness of the Company or any Restricted Subsidiary consisting of a guarantee of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant;

      (12) Indebtedness of the Company or any Restricted Subsidiary in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature Incurred in the ordinary course of business;

      (13) Indebtedness of a Restricted Subsidiary existing at the time such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Company); provided, however, that on the date such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (1) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (13) and the acquisition of such Restricted Subsidiary; and

      (14) Indebtedness of the Company not otherwise permitted to be Incurred pursuant to clauses (1) through (13) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (14), has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

   Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring person) shall be deemed Incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

   For purposes of determining compliance with this covenant:

      (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (1) through (14) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such items of Indebtedness in any manner that would comply with this covenant at the time of such reclassification;

      (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

      (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

      (4) accrual of interest (including interest paid-in-kind) and the accretion of accreted value will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

   Notwithstanding any other provision of this covenant:

      (1) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies; and

      (2) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the date of the Indenture shall be treated as Incurred pursuant to clause
   (2) of the first paragraph of this covenant.

   Limitation on Layered Indebtedness. The Indenture will provide that the Company will not:

      (1) directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and rank subordinate in right of payment to any other Indebtedness of the Company; or

      (2) cause or permit any Subsidiary Guarantor to, and no Subsidiary Guarantor will, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and rank subordinate in right of payment to any other Indebtedness of such Subsidiary Guarantor;

provided that no Indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

   Limitation on Restricted Payments. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, on or prior to June 30, 2003:

      (1) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company, excluding any dividends or distributions payable solely in shares of Qualified Stock of the Company or in options, warrants or other rights to acquire Qualified Stock of the Company;

      (2) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary);

      (3) make any Investment (other than a Permitted Investment) in any Person other than the Company or a Restricted Subsidiary; or

      (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness or make any payment of interest or premium on, or distribution of any kind or character (whether in cash, property or securities) in respect of, the Series A Notes, excluding payments of interest or distributions payable solely in additional Series A Notes, each of the transactions described in clauses (1) through (4) (other than any exception to any such clause) being a "Restricted Payment"; and at any time after June 30, 2003, the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if, at the time thereof:

      (A) a Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

      (B) immediately after giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the covenant described under "--Limitation on Incurrence of Indebtedness"; and

      (C) immediately upon giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the date of the Indenture (including any Designation Amount) exceeds the sum (without duplication) of:

          (1) the amount of (x) the Consolidated Cash Flow of the Company after June 30, 2003, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period), less (y) 150% of the cumulative Consolidated Interest Expense of the Company after June 30, 2003, through the end of the latest full fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period); plus

          (2) the aggregate net cash proceeds received by the Company as a capital contribution in respect of Qualified Stock or from the proceeds of a sale of Qualified Stock made after the date of the Indenture (excluding in each case (x) the proceeds from a sale of Qualified Stock to a Restricted Subsidiary and (y) the proceeds from a sale of Qualified Stock to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); plus

          (3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (other than to the Company or a Restricted Subsidiary) of any Investment made after the date of the Indenture and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment; plus

          (4) an amount equal to the consolidated Net Investment on the date of Revocation made by the Company and/or any Restricted Subsidiary in any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary after the date of the Indenture upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries".

   For purposes of:

      (1) the preceding clause (C)(2), the value of the aggregate net cash proceeds received by the Company from, or as a capital contribution in connection with, the issuance of Qualified

    Stock either upon the conversion of convertible Indebtedness of the Company or any of its Restricted Subsidiaries or in exchange for outstanding Indebtedness of the Company or any of its Restricted Subsidiaries or upon the exercise of options, warrants or rights will be the net cash proceeds received by the Company or any Restricted Subsidiary upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company or any Restricted Subsidiary upon the conversion, exchange or exercise thereof;

      (2) the preceding clause (C)(4), the value of the consolidated Net Investment on the date of Revocation shall be equal to the Fair Market Value of the aggregate amount of the Company's and/or any Restricted Subsidiary's Investments in such Subsidiary of the Company on the applicable date of Designation; and

      (3) determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value on the date such Restricted Payment is made by the Company or a Restricted Subsidiary, as the case may be.

   The provisions of this covenant shall not prohibit:

      (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

      (2) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company out of the net cash proceeds of the substantially concurrent capital contribution to the Company in connection with Qualified Stock or out of the net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Restricted Subsidiary or to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) of Qualified Stock; provided that
   (a) any such net cash proceeds shall be excluded from clause (C)(2) of the second preceding paragraph;

      (3) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Company made by exchange for or conversion into, or out of the net cash proceeds received by the Company, or out of a capital contribution to the Company in connection with a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, (a) Qualified Stock (provided that (x) any such net cash proceeds are excluded from clause (C)(2) of the second preceding paragraph and (y) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Notes on or prior to June 30, 2003) or (b) other Subordinated Indebtedness of the Company that has an Average Life equal to or greater than the Average Life of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired and that is subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

      (4) so long as no Default or Event of Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment in an amount not to exceed the amount of the net cash proceeds of capital contributions in respect of Qualified Stock or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company, in each case made no more than one year prior to the date of such investment; provided that (a) any such net cash proceeds are excluded from clause (C)(2) of the second preceding paragraph and (b) such proceeds, if from a sale other than a Public Sale, are not applied to optionally redeem Notes on or prior to June 30, 2003;

        (5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company held by any member of management of the Company or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement, restricted stock agreement or other similar agreement; provided that (a) the aggregate amount of such repurchase, redemption, acquisition or retirement shall not exceed $10.0 million in any twelve-month period, (b) any unused amount in any twelve-month period may be carried forward to one or more future twelve-month periods and (c) the aggregate of all unused amounts that may be carried forward to any future twelve-month period shall not exceed $20.0 million;

      (6) payments to Parent to reimburse Parent for its out-of-pocket operating and administrative expenses attributable to the Company, provided this reimbursement shall not exceed $10.0 million in any fiscal year;

      (7) payments to Parent pursuant to a tax sharing agreement so long as such payments in the aggregate do not exceed the lesser of (A) the aggregate amount of taxes that would be payable by the Company and its Subsidiaries if they were filing on a separate return basis as a consolidated entity and (B) the aggregate amount of taxes paid by Parent and its consolidated subsidiaries;

      (8) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

      (9) the repurchase, redemption or other acquisition or retirement for value of the Company's Capital Stock to the extent necessary in the good faith judgment of the board of directors of the Company evidenced by a board resolution delivered to the Trustee to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by the Company or any Restricted Subsidiary from any government agency; provided that no Capital Stock shall be repurchased, redeemed or otherwise acquired from any Permitted Holder pursuant to this clause (9);

      (10) the repurchase of Indebtedness subordinated to the Notes at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) pursuant to a mandatory offer to repurchase made upon the occurrence of a Change of Control; provided that the Company first make an Offer to Purchase the Notes (and repurchase all tendered Notes) under the Indenture pursuant to the provisions of the Indenture described under "--Change of Control;" or

      (11) loans to the Management Stockholders to fund the purchase of up to 10,490 shares of Parent's class E common stock.

   Restricted Payments made pursuant to clauses (1), (4), (5), (6), (8) and
(10) of the immediately preceding paragraph shall be included in making the determination of available amounts under clause (C) of the third preceding paragraph, and Restricted Payments made pursuant to clauses (2), (3), (4), (7),
(9) and (11) of the immediately preceding paragraph shall not be included in making the determination of available amounts under clause (C) of the third preceding paragraph.

   Limitation on Restrictions Affecting Restricted Subsidiaries. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrances or restrictions of any kind on the ability of any Restricted Subsidiary to:

      (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

      (2) make any Investment in the Company or any other Restricted Subsidiary; or

      (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

      (A) any agreement in effect on the date of the Indenture as any such agreement is in effect on such date;

      (B) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, however, that such encumbrance or restriction shall not apply to any property or assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary;

      (C) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or its property and assets;

      (D) any agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to any agreement referred to in clause (A) or (B) above; provided, however, that the provisions contained in such Refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the board of directors of the Company;

      (E) the Indenture;

      (F) applicable law or any applicable rule, regulation or order;

      (G) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

      (H) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant; and

      (I) restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens restrict the transfer of property subject to such agreements.

   Limitation on Certain Asset Dispositions. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition unless:

      (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value of the assets sold or disposed of as determined by the board of directors of the Company in good faith and evidenced by a resolution of such board of directors filed with the Trustee;

      (2) other than in the case of a Permitted Asset Swap, not less than 75% of the consideration received by the Company or such Restricted Subsidiary from the disposition consists of:

          (A) cash or Cash Equivalents;

          (B) the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (accompanied by an irrevocable and unconditional release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); or

          (C) notes, other obligations or common stock received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents concurrently with the receipt of such notes or other obligations (to the extent of the cash actually received by the Company); and

      (3) all Net Available Proceeds, less any amounts invested within 365 days of such Asset Disposition to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, an entity primarily engaged in a Permitted Business, to make a capital expenditure or to acquire other long-term assets that are used or useful in a Permitted Business, are applied, on or prior to the 365th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, to the permanent reduction and prepayment of any Senior Indebtedness of the Company then outstanding (including a permanent reduction of the commitments in respect thereof).

   Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 365th day after such Asset Disposition (or earlier if the Company so elects) to make an Offer to Purchase outstanding Notes at a purchase price in cash equal to 100% of the principal amount on the Purchase Date, plus accrued and unpaid interest to the Purchase Date; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness) an offer may be made ratably to purchase the Notes and such other Senior Subordinated Indebtedness. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Notes (and any offer to purchase other Senior Subordinated Indebtedness ratably) until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million (at which time the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase (and any offer to purchase other Senior Subordinated Indebtedness ratably) may be used by the Company for any other purpose (subject to the other provisions of the Indenture), and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under "--Merger, Consolidation and Certain Sales of Assets".

   Pending application as set forth above, the Net Available Proceeds of any Asset Disposition may be invested in cash or Cash Equivalents or used to reduce temporarily Indebtedness outstanding under any revolving credit agreement to which the Company is a party and pursuant to which it has Incurred Indebtedness.

   The Company will be required to comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

   Limitation on Transactions with Affiliates. The Indenture will provide that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of their respective Affiliates, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with a Person that is not such an Affiliate; provided, however, that:

      (1) in any transaction involving aggregate consideration in excess of $10.0 million, the Company shall deliver an Officers' Certificate to the Trustee stating that a majority of the disinterested directors of the board of directors of the Company or such Restricted Subsidiary, as the case may be, have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; and

      (2) if the aggregate consideration is in excess of $25.0 million, the Company shall also deliver to the Trustee, prior to the consummation of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the holders of the Notes, from a financial point of view; provided, however, that the requirements set forth in this clause (2) shall not apply in the case of exchanges of licenses and related assets between the Company or any of its Subsidiaries and AT&T Wireless and any of its Subsidiaries so long as the Fair Market Value of licenses and related assets exchanged by the Company or any of its Subsidiaries shall not exceed $50.0 million.

   Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

      (1) transactions between or among the Company and/or any Restricted Subsidiaries;

      (2) any Restricted Payment or Permitted Investment permitted by the covenant described under "--Limitation on Restricted Payments";

      (3) directors' fees, indemnification and similar arrangements, officers' indemnification, employment agreements, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

      (4) any transactions pursuant to agreements existing on the date of the Indenture and described in this offering memorandum on terms substantially consistent with those set forth in the offering memorandum;

      (5) transactions with AT&T Corp. or AT&T Wireless or any of their Affiliates relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties;

      (6) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment or transmission capacity) of any Affiliate of the Company (such Affiliate being a "Related Party") on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

      (7) transactions involving the provision of telecommunication services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties;

      (8) any sales agency agreements pursuant to which an Affiliate has the right to market any or all of the products or services of the Company or any of the Restricted Subsidiaries;

      (9) transactions involving the sale, transfer or other disposition of any shares of Capital Stock of any Marketing Affiliate; provided that such Marketing Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; and

      (10) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company and its subsidiaries in the ordinary course.

   Limitation on Activities of the Company and the Restricted
Subsidiaries. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

   Provision of Financial Information. The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the holders of Notes:

      (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to annual information only, a report thereon by the Company's certified independent accountants; and

      (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time period specified in the Commission's rules and regulations.

   In addition, following the consummation of the Exchange Offer contemplated by the Exchange and Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports specified in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company will, for so long as any Notes remain outstanding, furnish to the holders of Notes, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will also comply with Section 314(a) of the TIA.

   Limitation on Designations of Unrestricted Subsidiaries. The Indenture will provide that the Company may designate any Subsidiary of the Company (other than an Ineligible Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

      (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

      (2) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the aggregate amount of its Investments in such Subsidiary on such date; and

      (3) except in the case of a Subsidiary of the Company in which an Investment is being made pursuant to, and as permitted by, the penultimate paragraph of the covenant described under "--Limitation on Restricted Payments", the Company would be permitted to Incur $1.00 of additional Indebtedness pursuant to clause (1) of the covenant described under "--Limitation on Incurrence of Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

   In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

   The Indenture will further provide that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation. In the event of any such Revocation, the Company shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes under the Indenture in an amount (if positive) equal to:

      (1) the Fair Market Value of the aggregate amount of the Company's Investments in such Subsidiary at the time of such Revocation; less

      (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.

   All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

   Future Subsidiary Guarantors. The Company will cause (1) each Domestic Restricted Subsidiary that Incurs Indebtedness and (2) each Foreign Restricted Subsidiary that Incurs Material Indebtedness to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes; provided that the Company shall not cause any Special Purpose Subsidiary to become a Subsidiary Guarantor unless such Special Purpose Subsidiary Incurs Indebtedness other than Indebtedness in respect of the Credit Agreement (or any Refinancing Indebtedness Incurred to Refinance such Indebtedness) or FCC Debt; provided further that in the event that a Subsidiary Guarantor no longer has outstanding, other than the Subsidiary Guarantee, any Indebtedness (in the case of a Domestic Restricted Subsidiary) or Material Indebtedness (in the case of a Foreign Restricted Subsidiary), the Subsidiary Guarantee of that Subsidiary Guarantor shall terminate. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation and Certain Sales of Assets

   The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to consolidate or merge with or into any Person, or to sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

      (1) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

      (2) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Notes and under the Indenture;

      (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (1) of the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness"; provided, however that this clause (3) shall not apply in the case of a merger between Tritel PCS, Inc. (or any successor entity) and the Company;

      (4) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transactions as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

      (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with the Indenture.

   The Indenture will provide that the Company will not permit any Subsidiary Guarantor to consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of all or substantially all of such Subsidiary Guarantor's assets, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:

      (1) the entity formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor), or to which such sale, assignment, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

      (2) such corporation assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor, if any, under its Subsidiary Guarantee;

      (3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Subsidiary Guarantor as a result of such transactions as having been Incurred by such Subsidiary Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

      (4) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with the Indenture.

The provisions of the foregoing two paragraphs shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary, the release of any Subsidiary Guarantor in accordance with the terms of its Subsidiary Guarantee and the Indenture in connection with any transaction complying with the provisions of covenant described under "--Certain Covenants--Limitation on Certain Asset Dispositions".

Defaults

   Each of the following events will be an Event of Default under the Indenture:

      (1) a default in any payment of interest on any Note when due and payable, whether or not prohibited by the provisions described under "--Ranking", continued for 30 days;

      (2) a default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking";

      (3) the failure by the Company to comply with its obligations under the covenant described under "--Merger, Consolidation and Certain Sales of Assets";

      (4) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" or "--Certain Covenants" (in each case, other than a failure to purchase Notes);

      (5) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture or the Notes;

      (6) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the Indenture;

      (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

      (8) the rendering of any final judgment or decree (not subject to appeal) for the payment of money in excess of $15.0 million or its foreign currency equivalent at the time it is entered against the Company or a Significant Subsidiary and is not discharged, waived or stayed if:

          (A) an enforcement proceeding thereon is commenced by any creditor; or

          (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

      (9) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Identure or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

   The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

   However, a default under clauses (4), (5) or (6) will not constitute an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses
(4), (5) or (6) after receipt of such notice.

   If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company may accelerate the maturity of all the Notes. Upon such an acceleration, the outstanding Notes will become immediately due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Notes. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of Notes may pursue any remedy with respect to the Indenture or the Notes unless:

      (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

      (2) holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

      (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

      (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

      (5) the holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

   Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of Notes or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

   The Indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, the status of any such event and the action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

   Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding. However,
(a) without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

      (1) reduce the amount of Notes whose holders must consent to an amendment;

      (2) reduce the rate of, or extend the time for payment of, interest or any liquidated damages on any Note;

      (3) reduce the principal of, or extend the Stated Maturity of, any Note;

      (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption";

      (5) make any Note payable in money other than that stated in the Note;

      (6) impair the right of any holder of Notes to receive payment of principal of and interest or any liquidated damages on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes; or

      (7) make any change in the amendment provisions which require the consent of each holder of Notes or in the waiver provisions; and

(b) without the consent of the holders of 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment may:

      (1) make any change to the subordination provisions of the Indenture that adversely affects the rights of any holder of Notes; or

      (2) modify the Subsidiary Guarantee in any manner adverse to the holders of Notes.

   Without the consent of any holder of Notes, the Company and the Trustee may amend the Indenture to:

      (1) cure any ambiguity, omission, defect or inconsistency;

      (2) provide for the assumption by a successor corporation of the obligations of the Company under the Indenture;

      (3) provide for uncertificated Notes in addition to, or in place of, certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

      (4) make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any Representative thereof) under such subordination provisions;

      (5) add additional guarantees with respect to the Notes;

      (6) secure the Notes;

      (7) add to the covenants of the Company for the benefit of the Noteholders;

      (8) surrender any right or power conferred upon the Company;

      (9) make any change that does not adversely affect the rights of any holder of Notes;

      (10) provide for the issuance of the Exchange Notes or Private Exchange Notes subject to the provisions of the Indenture; or

      (11) comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

No amendment may be made to the subordination provisions of the Indenture, however, that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

   The consent of the Noteholders will not be necessary under the Indenture to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

   After an amendment under the Indenture becomes effective, the Company will be required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

   A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form, and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Defeasance

   The Company at any time may terminate all its obligations under the Indenture and the Notes ("legal defeasance"), except for certain obligations, including obligations:

     .  relating to the defeasance trust;

     .  to register the transfer or exchange of the Notes;

     .  to replace mutilated, destroyed, lost or stolen Notes; and

     .  to maintain a registrar and paying agent in respect of the Notes.

   The Company at any time may terminate its obligations under:

     .  the covenants described under "--Certain Covenants";

     . the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision;

     . clauses (3), (4) and (5) set forth in the first paragraph under "--Merger, Consolidation and Certain Sales of Assets" ("covenant defeasance").

   In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

   The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) (with respect only to Significant Subsidiaries) and (9) under "--Defaults" or because of the failure of the Company to comply with clause (3), (4) and (5) set forth in the first paragraph under "--Merger, Consolidation and Certain Sales of Assets".

   In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Satisfaction and Discharge

   The Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture, as to all outstanding Notes under the Indenture when

     (a)either

         . all Notes authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid, have been delivered to the Trustee for cancellation, or

         . all Notes not delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing prior to the date the Notes have become due and payable, the Stated Maturity of the Notes or the relevant redemption date for the Notes, as the case may be, sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, any premium and accrued interest at maturity, Stated Maturity or redemption date,

    (b) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Subsidiary Guarantor, and

    (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that

         . all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with; and

         . such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Subsidiary Guarantor or any Subsidiary is a party or by which the Company, any Subsidiary Guarantor or any Subsidiary is bound.

Concerning the Trustee

   U.S. Bank N.A. will be the Trustee under the Indenture, and U.S. Bank N.A. has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing Law

   The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the Indenture, a copy of the form of which is available upon request to the Company.

   "Acquired Indebtedness" means, with respect to any Person, Indebtedness of such Person:

      (1) existing at the time such Person becomes a Restricted Subsidiary; or

      (2) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Airadigm" means Airadigm Communications, Inc.

   "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Cash Flow for the latest two full fiscal quarters for which consolidated financial statements of the Company are available multiplied by two. For purposes of calculating "Consolidated Cash Flow" for any period for purposes of this definition only:

      (1) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such period; and

      (2) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period.

   In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two-fiscal-quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

   "Asset Acquisition" means:

      (1) any purchase or other acquisition (by means of transfer of cash, Indebtedness or other property to others or payment for property or services for the account or use of others or otherwise) of Capital Stock of any Person by the Company or any Restricted Subsidiary, in either case, pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary; or

      (2) any acquisition by the Company or any Restricted Subsidiary of the property or assets of any Person which constitute all or substantially all of an operating unit or line of business of such Person.

   "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or Sale/Leaseback Transaction) of:

      (1) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares);

      (2) any License for the provision of wireless telecommunications services held by the Company or any Restricted Subsidiary (whether by sale of Capital Stock or otherwise); or

      (3) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business;

provided, however, that an Asset Disposition shall not include:

      (A) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary or by the Company to any Restricted Subsidiary;

      (B) any sale, transfer or other disposition of defaulted receivables for collection;

      (C) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Covenants--Merger, Consolidation and Certain Sales of Assets";

      (D) any disposition that constitutes a Change of Control; or

      (E) any sale, transfer or other disposition of shares of Capital Stock of any Marketing Affiliate; provided that such Marketing Affiliate is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof; or

      (F) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $15.0 million.

   "AT&T Wireless" means AT&T Wireless Services, Inc., a Delaware corporation.

   "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing:

      (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments by

      (2) the sum of all such principal or liquidation value payments.

   "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

   "board of directors" of any Person means the board of directors, management committee or other governing body of such Person.

   "BTA" means a Basic Trading Area, as defined in 47 C.F.R. (S)24.202.

   "Business Day" means any date which is not a Legal Holiday.

   "C-Block License" means any License in the C-Block as set forth in parts 1 and 24 of Title 47 of the Code of Federal Regulations.

   "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants options, participations or other equivalents of or interests in (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

   "Cash Equity Investors" means: CB Capital Investors, L.P.; Equity-Linked Investors-II; Private Equity Investors III, L.P.; Hoak Communications Partners, L.P.; HCP Capital Fund, L.P.; Whitney Equity Partners, L.P.; J.H. Whitney III, L.P.; Whitney Strategic Partners III, L.P.; Media/Communications Partners III Limited Partnership; Media/Communications Investors Limited Partnership; One Liberty Fund III, L.P.; One Liberty Fund IV, L.P.; One Liberty Advisors Fund, IV, L.P.; Gilde International B.V.; Toronto Dominion Investments, Inc.; Northwood Ventures LLC; Northwood Capital Partners LLC; TeleCorp Investment Corp., L.L.C.; TeleCorp Investment Corp. II, L.L.C.; Gerald T. Vento; Thomas H. Sullivan; Wireless 2000, Inc.; CIHC, Incorporated; Trillium PCS, LLC; Dredner Kleinwort Benson Private Equity Partners LP; Triune PCS, LLC; JG Funding, LLC; Saunders Capital Group, LLC; Mon-Cre Wireless, Inc.; Ragland Wireless, Inc.; Cablevision Services, Inc.; Hayneville Wireless, Inc.; Moundville Communications, Inc.; James E. Campbell; William M. Mounger, II; and E.B. Martin, Jr.

   "Cash Equivalents" means:

      (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (2) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

      (3) investments in certificates of deposit, banker's acceptance and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500 million;

      (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

      (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

   "Commission" means the Securities and Exchange Commission.

   "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

   "Consolidated Cash Flow" of any Person means, for any period, the Consolidated Net Income of such Person for such period:

      (1) increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication):

          (A) Consolidated Interest Expense of such Person for such period; plus

          (B) Consolidated Income Tax Expense of such Person for such period;
       plus

          (C) the consolidated depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period; plus

          (D) any other non-cash charges of such Person and its Restricted Subsidiaries for such period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

      (2) decreased (to the extent Consolidated Net Income for such period has been increased thereby) by any non-cash gains from Asset Dispositions.

   "Consolidated Income Tax Expense" of any Person means, for any period, the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

   "Consolidated Interest Expense" for any Person means, for any period, without duplication:

      (1) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (a) any amortization of debt discount, (b) the net costs under Hedging Agreements, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and (e) all amortization of any premiums, fees and expenses payable in connection with the Incurrence of any Indebtedness); plus

      (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom:

      (1) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction;

      (2) the net income (but not loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof);

      (3) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period;

      (4) gains or losses (other than for purposes of calculating Consolidated Net Income under clause (C) of the first paragraph under "--Certain Covenants--Limitation on Restricted Payments") on Asset Dispositions by such Person or its Restricted Subsidiaries;

      (5) all extraordinary gains (but not, other than for purposes of calculating Consolidated Net Income under clause (C) of the first paragraph under "--Certain Covenants--Limitation on Restricted Payments", losses) determined in accordance with GAAP; and

      (6) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

   "Credit Agreement" means the Credit Agreement dated as of July 17, 1998, as amended and restated as of October 2, 2000, as amended waived or otherwise modified from time to time, among the Company, the financial institutions named therein as lenders, The Chase Manhattan Bank, as Administrative Agent and Issuing Bank, TD Securities (USA) Inc., as Syndication Agent, and Bankers Trust Company, as Documentation Agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding).

   "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

   "Designated Senior Indebtedness" of the Company means:

      (1) so long as outstanding, Bank Indebtedness; and

      (2) so long as outstanding, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million and which has been so designated as Designated Senior Indebtedness by the board of directors of the Company at the time of its initial issuance in a resolution delivered to the Trustee. "Designated Senior Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

   "Designation" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

   "Designation Amount" has the meaning set forth under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

   "Discount Notes" means the 11 5/8% Senior Subordinated Discount Notes due 2009 of the Company.

   "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of the covenant described under "Change of Control."

   "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

   "Equipment Subsidiary" means TeleCorp Equipment Leasing L.P. and/or any other Wholly Owned Subsidiary of the Company designated as an Equipment Subsidiary under the Credit Agreement.

   "Equity Offering" means any public or private sale of Qualified Stock made on a primary basis by the Company after the date of the Indenture, including through the issuance or sale of Qualified Stock to one or more Strategic Equity Investors; provided, however, that a sale to Parent will constitute an Equity Offering only if funded by a substantially concurrent Equity Offering by Parent.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

   "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, to be dated the date of the Indenture, among the Company, the Subsidiary Guarantor and the Initial Purchasers.

   "Exchange Notes" means, collectively, debt securities of the Company that are identical in all material respects to the Notes, except for transfer restrictions relating to the Notes, issued in a like aggregate principal amount of the Notes originally issued pursuant to the Exchange and Registration Rights Agreement.

   "Exchange Offer" means a registered exchange offer for the Notes undertaken by the Company pursuant to the Exchange and Registration Rights Agreement.

   "F-Block License" means any License in the F-Block as set forth in parts 1 and 24 of Title 47 of the Code of Federal Regulations.

   "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the board of directors of the Company acting in good faith.

   "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

   "FCC Debt" means Indebtedness owed to the United States Treasury Department or the FCC that is incurred in connection with the acquisition of a License.

   "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

   "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

   "Hedging Agreement" means any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement and any put, call or other agreement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

   "Holder" or "Noteholder" means the Person in whose name a Note is registered on the registrar's books.

   "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into, or consolidates with, the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into, or consolidated with, the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into, or consolidates with, the Company or any Restricted Subsidiary.

   "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

      (1) every obligation of such Person for money borrowed;

      (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

      (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

      (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

      (5) every Capital Lease Obligation of such Person;

      (6) every net obligation under Hedging Agreements or similar agreements of such Person; and

      (7) every obligation of the type referred to in clauses (1) through (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

   Indebtedness shall:

      (1) include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company and any Restricted Subsidiary and any Preferred Stock of a Subsidiary of the Company;

      (2) never be calculated taking into account any cash and Cash Equivalents held by such Persons;

      (3) not include obligations arising from agreements of the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary.

   The amount of any Indebtedness outstanding as of any date shall be:

      (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

      (2) the principal amount thereof, in the case of any Indebtedness other than Indebtedness issued with original issue discount; and

      (3) the greater of the maximum repurchase or redemption price or liquidation preference thereof, in the case of any Disqualified Stock or Preferred Stock.

   "Ineligible Subsidiary" means:

      (1) any Special Purpose Subsidiary;

      (2) any Subsidiary Guarantor;

      (3) any Subsidiary of the Company that, directly or indirectly, owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; and

      (4) any Subsidiary of the Company that, directly or indirectly, owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, any other Subsidiary of the Company that is not eligible to be designated as an Unrestricted Subsidiary.

   "Initial Purchasers" means AT&T Wireless.

   "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person.

   "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

   "License" means any broadband Personal Communications Services license issued by the FCC in connection with the operation of a System.

   "License Subsidiary" means TeleCorp PCS, L.L.C. and THC and/or any other Wholly Owned Restricted Subsidiary of the Company designated as a License Subsidiary under the Credit Agreement.

   "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

   "Lucent" means Lucent Technologies Inc., a Delaware corporation.

   "Lucent Note Purchase Agreement" means the Note Purchase Agreement dated as of May 11, 1998, between the Company and Lucent, as amended as of the date of the Indenture.

   "Management Stockholders" means Gerald Vento and Thomas Sullivan.

   "Marketing Affiliate" means any Person which engages in no activity other than the registration, holding, maintenance or protection of trademarks and the licensing thereof.

   "Material Indebtedness" means Indebtedness having an aggregate principal amount (or accreted value) of $50 million or more at the time outstanding.

   "MTA" means a Major Trading Area, as defined in 47 C.F.R. (S)24.202.

   "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of

      (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes accrued as a liability as a consequence of such Asset Disposition;

      (2) all payments made by such Person or any of its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

      (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

      (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under "--Certain Covenants--Limitation on Certain Asset Dispositions"); and

      (5) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

   "Net Investment" means the excess of:

      (1) the aggregate amount of all Investments made in any Unrestricted Subsidiary or joint venture by the Company or any Restricted Subsidiary on or after the date of the Indenture (in the case of an Investment made other than in cash, the amount shall be the Fair Market Value of such Investment as determined in good faith by the Board of the Company or such Restricted Subsidiary); over

       (2) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in clause (C) of the first paragraph described under "--Certain Covenants--Limitation on Restricted Payments"; provided further that, with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the amounts referred to in clause (1) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

   "Note" or "Notes" means any Note or Note issued under the Indenture, including any Exchange Note or Exchange Notes, or any Private Exchange Note or Private Exchange Notes, issued in exchange therefor in connection with an Exchange Offer undertaken pursuant to the Exchange and Registration Rights Agreement.

   "Noteholder" or "Holder" means the Person in whose name a Note is registered on the registrar's books.

   "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder of Notes at such holder's address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of the Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable holders of Notes to tender their Notes pursuant to the Offer to Purchase. The Offer shall also state:

      (1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

      (2) the Expiration Date and the Purchase Date;

      (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to a specified provision of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

      (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

      (5) that such holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

      (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

      (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

      (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

      (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing);

      (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of such holder's tender;

      (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

      (12) that in the case of any holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

   "Officer" means the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or any Secretary of the Company or a Subsidiary of the Company, as the case may be.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

   "Parent" means TeleCorp PCS, Inc., a Delaware corporation, and parent of the Company, until a successor replaces it and thereafter, means the successor.

   "Permitted Asset Swap" means any exchange of assets by the Company or a Restricted Subsidiary where the Company and/or its Restricted Subsidiaries receive consideration at least 75% of which consists of (1) cash, (2) assets that are used or useful in a Permitted Business or (3) any combination thereof.

   "Permitted Business" means:

      (1) the delivery or distribution of telecommunications, voice, data or video services;

      (2) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the date of the Indenture and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (1) above; or

      (3) any other business or activity in which the Company (and the Restricted Subsidiaries) are expressly contemplated to be engaged pursuant to the provisions of the certificate of incorporation and by-laws of the Company as in effect on the date of the Indenture.

   "Permitted Holder" means:

      (1) each of AT&T Wireless, the Cash Equity Investors, the Management Stockholders, Digital PCS, L.L.C., Wireless 2000, Inc. and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing; provided that Triton PCS, Inc. shall be deemed an Affiliate of AT&T Wireless so long as AT&T Wireless owns, directly or indirectly, at least 10% of the equity interests of Triton PCS, Inc.; and

      (2) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) controlled by one or more persons identified in clause (1) above.

   "Permitted Investments" means:

      (1) Investments in Cash Equivalents;

      (2) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary;

      (3) deposits including interest-bearing deposits, maintained in the ordinary course of business in banks;

      (4) any Investment in any Person; provided, however, that, after giving effect to such Investment, such Person is or becomes a Restricted Subsidiary or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

      (5) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

      (6) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

      (7) any interest rate agreements with an unaffiliated Person otherwise permitted by clause (5) or (6) under "--Certain Covenants--Limitation on Incurrence of Indebtedness";

      (8) Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under "--Certain Covenants--Limitation on Certain Asset Dispositions";

      (9) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million in the aggregate at any one time outstanding;

      (10) any Investment acquired by the Company or any of its Restricted Subsidiaries as a result of a foreclosure by the Company or any of its Restricted Subsidiaries or in connection with the settlement of any outstanding Indebtedness or trade payable;

      (11) loans and advances to officers, directors and employees for business-related travel expense, moving expense and other similar expenses, each incurred in the ordinary course of business; and

      (12) advances for working capital to, and for the purchase of assets from, Airadigm in accordance with the agreement described herein under the heading "Business-Acquisition and Disposition History" or an agreement substantially similar thereto in an aggregate amount not to exceed $110.0 million.

      (13) any Investment for which the sole consideration is Qualified Stock;
   and

      (14) other Investments (with each such Investment being valued as of the date made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed $15.0 million at any one time outstanding.

   "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates, or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

      (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and

      (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

   "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

   "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

   "Private Exchange Notes" means, collectively, debt securities of the Company that are identical in all material respects to the Exchange Notes, except for transfer restrictions relating to such Private Exchange Notes, issued by the Company (under the same indenture as the Exchange Notes) simultaneously with the delivery of the Exchange Notes in the Exchange Offer to any Noteholder that holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or to any Noteholder that is not entitled to participate in the Exchange Offer, upon the request of any such holder, in exchange for a like aggregate principal amount of Notes held by such holder.

   "Public Sale" means any underwritten public offering, made on a primary basis pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act.

   "Purchase Money Indebtedness" means any Indebtedness (including, without limitation, Capital Lease Obligations); provided that the net proceeds of such Indebtedness are utilized solely for the purpose of financing the cost (including, without limitation, the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of assets used or usable in a Permitted Business (including, without limitation, through the acquisition of Capital Stock of an entity engaged in a Permitted Business).

   "Qualified License" means, as of the date of determination, any License covering or adjacent to any geographical area in respect of which the Company or any Restricted Subsidiary owns, as of the Business Day immediately prior to such date of determination, at least one other License covering a substantial portion of such area.

   "Qualified Stock" means any Capital Stock of the Company other than Disqualified Stock.

   "Real Property Subsidiary" means TeleCorp Realty L.L.C., Puerto Rico Acquisition Corp. and/or any other Wholly Owned Subsidiary of the Company designated by the Company as a Real Property Subsidiary under the Credit Agreement.

   "Refinance" means refinance, renew, extend, replace or refund; and "Refinancing" and "Refinanced" have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

      (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

      (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

      (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith; and

      (4) if the Indebtedness being Refinanced is pari passu with the Notes, such Refinancing Indebtedness is made pari passu with, or subordinate in right of payment to, the Notes, and, if the Indebtedness being Refinanced is subordinate in right of payment to the Notes, such Refinancing Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the holders of Notes than those contained in the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include

      (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company; or

      (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "Revocation" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries".

   "Sale/Leaseback Transaction" means an arrangement relating to property owned on the date of the Indenture or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Senior Subordinated Indebtedness" of the Company means the Notes, the Discount Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

   "Series A Notes" means the Series A Notes of the Company purchased by Lucent pursuant to the Lucent Note Purchase Agreement.

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

   "Special Purpose Subsidiary" means any Equipment Subsidiary, License Subsidiary or Real Property Subsidiary.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

   "Stockholders' Agreement" means the Stockholders' Agreement dated as of November 13, 2000, among AT&T Wireless PCS, LLC, the Cash Equity Investors, the Management Stockholders,

E.B. Martin, Jr., William M. Mounger, II and TeleCorp PCS, Inc., as such agreement may be amended from time to time in accordance with the provisions of such agreement, so long as the terms of any such amendment are no less favorable to the Noteholders than the terms of the Stockholders' Agreement in effect on the date of the Indenture.

   "Strategic Equity Investor" means any of the Cash Equity Investors, any Affiliate thereof, any other Person engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $500 million or any other Person who has at least $100 million total funds under management and who has issued an irrevocable, unconditional commitment to purchase Qualified Stock of the Company for an aggregate purchase price that does not exceed 20% of the value of the funds under management by such Person.

   "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the date of the Indenture or thereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

   "Subsidiary" of any Person means:

      (1) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; or

      (2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

   "Subsidiary Guarantee" means each guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture, each such Subsidiary Guarantee having subordination provisions equivalent to those contained in the Indenture with respect to the Notes and being substantially in the form prescribed in the Indenture.

   "Subsidiary Guarantor" means any Subsidiary of the Company that has issued a Subsidiary Guarantee.

   "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for wireless communications services (including any license and the network, marketing, distribution, sales, customer interface and operations and functions relating thereof) owned and operated by such Person.

   "10 5/8% Notes" means the 10 5/8% Senior Subordinated Notes due 2010 of the Company.

   "THC" means TeleCorp Holding Corp., Inc., a Delaware corporation and a Wholly Owned Subsidiary.

   "Total Assets" means the total assets of the Company, as shown on the most recent quarterly balance sheet of the Company.

   "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to:

      (1) the accreted value of all Indebtedness, in the case of any Indebtedness issued with original issue discount; plus

      (2) the principal amount of all Indebtedness, in the case of any other Indebtedness, of the Company and its Restricted Subsidiaries outstanding as of the date of determination; provided, however, that no amount owing by the Company or any of its Restricted Subsidiaries in respect of any Series A Notes outstanding as of the date of determination shall be included in the determination of Total Consolidated Indebtedness.

   "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (a) the product of (1) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) multiplied by (2) the average closing price of such common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive Business Days immediately preceding such day plus (b) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

   "Total Invested Capital" means, as of any date of determination, the sum of, without duplication:

      (1) the total amount of equity contributed to the Company as of June 30, 2001, as set forth on the June 30, 2001 consolidated balance sheet of the Company; plus

      (2) irrevocable, unconditional commitments from any Strategic Equity Investor to purchase Capital Stock of the Company (other than Disqualified Stock) within 36 months of the date of issuance of such commitment, but in any event not later than the Stated Maturity of the Notes; provided, however, that such commitments shall exclude commitments related to any Investment in any Person incorporated, formed or created for the purpose of acquiring one or more Qualified Licenses unless such Person shall become a Restricted Subsidiary; plus

      (3) the aggregate net cash proceeds received by the Company from capital contributions or the issuance or sale of Capital Stock of the Company (other than Disqualified Stock, but including Qualified Stock issued upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights to purchase Qualified Stock) subsequent to the date of the Indenture, other than issuances or sales of Capital Stock to a Restricted Subsidiary and other than capital contributions from, or issuances or sales of Capital Stock to, any Strategic Equity Investor in connection with (a) any Investment in any Person incorporated, formed or created for the purpose of acquiring one or more Qualified Licenses and (b) any Investment in any Person engaged in a Permitted Business, unless, in either case, such Person shall become a Restricted Subsidiary; provided, however, such aggregate net cash proceeds shall exclude any amounts included as commitments to purchase Capital Stock in the preceding clause (2); plus

      (4) the Fair Market Value of assets that are used or useful in a Permitted Business or of the Capital Stock of a Person engaged in a Permitted Business received by the Company as a capital contribution or in exchange for Capital Stock of the Company (other than Disqualified Stock) subsequent to June 30, 2001, other than (x) capital contributions from a Restricted Subsidiary or issuance or sales of Capital Stock of the Company to a Restricted Subsidiary or (y) the proceeds from the sale of Qualified Stock to an employee stock ownership plan or other trust established by the Company or any of its subsidiaries; plus

      (5) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the date of the Indenture and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; plus

      (6) an amount equal to the consolidated Net Investment of the Company and/or any of its Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted

    Subsidiary after the date of the Indenture upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries"; plus

      (7) cash proceeds from the sale to Lucent of the Series A Notes (less payments made by the Company or any of its Subsidiaries with respect to Series A Notes (other than payments of additional Series A Notes)); plus

      (8) Total Consolidated Indebtedness; minus

      (9) the aggregate amount of all Restricted Payments (including any Designation Amount, but other than a Restricted Payment of the type referred to in clause (3)(b) of the third paragraph of the covenant described under "--Certain Covenants--Limitations on Restricted Payments") declared or made on or after the date of the Indenture.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect on the date of the Indenture.

   "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

   "Trust Officer" means the Chairman of the Board of Directors, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

   "Unrestricted Subsidiary" means (1) any Subsidiary of the Company (other than an Ineligible Subsidiary) designated after the date of the Indenture as such pursuant to, and in compliance with, the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries" and (2) any Marketing Affiliate. Any such designation of any Subsidiary of the Company may be revoked by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the such covenant, subject to the provisions of such covenant.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

   "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

                                    EXHIBIT B
                                    ---------

                               COMPANY NOTES TERMS

Cash Interest Rate - - Cash interest will not accrue or be payable on the Notes prior to April 15, 2006. Cash interest will accrue at a rate per annum of 10% from April 15, 2006, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 1 or October 1 preceding the interest payment date on April or October of each year, commencing 2006.

Optional Redemption/Redemption Price - -

    April 15, 2006 - April 14, 2007 ............   105.000% of principal amount
    April 15, 2007 - April 14, 2008 ............   103.333% of principal amount
    April 15, 2008 - April 14, 2009 ............   101.667% of principal amount
    Thereafter .................................   100.000% of principal amount

Optional Redemption in connection with
   Equity Offerings ............................   110.00% of accreted value

                                    EXHIBIT C
                                    ---------

                                 TRANCHE D LOANS
                        COMMITMENTS, TERMS AND CONDITIONS


Commitment Amount:  $40,000,000
-----------------

Terms and Conditions
--------------------

1.   The Tranche D Term Loans:

     (a) will rank pari passu in right of payment and of security with the Loans under the Credit Agreement;

     (b) will mature and fully amortize on July 17, 2008 (6 months after the maturity date of the Tranche B Term Loans) and will have a longer average weighted life than the Tranche B Term Loans;

     (c) will be funded in full upon the closing of the Tranche D Term Loan facility;

     (d) will bear interest at the LIBO Rate for the applicable Interest Period plus 3.50%;

     (e) will otherwise be treated under the Credit Agreement no more favorably than the Tranche B Term Loans;

     (f) will otherwise be issued on the same terms and conditions as the Tranche B Term Loans.

EXHIBIT D                                                         EXECUTION COPY

                               TELECORP PCS, INC.


                   Senior Subordinated Discount Notes due 2011

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                               December ___, 2001

AT&T Wireless Services, Inc.
Building 1
7277 164th Avenue, N.E.
Redmond, WA 98052

Ladies and Gentlemen:

     TeleCorp PCS, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you as the purchaser (the "Purchaser"), upon the terms and subject to the conditions set forth in that certain Securities Purchase Agreement dated as of December ___, 2001 (the "Purchase Agreement"), between the Company and the Purchaser, aggregate principal amount of $314,111,000 of its Senior Subordinated Discount Notes due 2011 (the "Securities"). Notwithstanding anything to the contrary contained herein, if the Purchaser acquires an additional $358,248,000 principal amount of Senior Subordinated Discount Notes due 2011 from Lucent Technologies Inc. ("Lucent"), it receives an assignment of Lucent's rights under the Exchange and Registration Rights Agreement for Tranche A 11% Senior Subordinated Discount Notes due 2011 between TeleCorp PCS, Inc., and Lucent Technologies Inc., dated April 6, 2001, as amended and the Exchange and Registration Rights Agreement for Tranche B 11% Senior Subordinated Discount Notes due 2011 between TeleCorp PCS, Inc., and Lucent Technologies Inc., dated October 1, 2001 (the "Lucent Registration Rights Agreements") and such Lucent Registration Rights Agreements are terminated without any liability or further obligation to the Company, then the term Securities shall mean $672,359,000 aggregate principal amount of the Company's Senior Subordinated Discount Notes due 2011. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     In satisfaction of a condition to the obligations of the Purchaser under the Purchase Agreement, the Company agrees with the Purchaser, for the benefit of the holders

(including the Purchaser) of the Securities, the Exchange Securities (as defined herein) and the Private Exchange Securities (as defined herein) (collectively, the "Holders"), as follows:

     1. Registered Exchange Offer. The Company shall (i)(A) prepare and (B) not later than 60 days (or, if the Issue Date (as defined herein) shall fall in January of any year, such number of days, not less than 60, as shall equal the number of days between the Issue Date and the third business day following the day on which the Company files with the Commission its Annual Report on Form 10-K with respect to its preceding fiscal year) following the date on which the Purchaser gives written notice to the Company to commence a registration pursuant to the Securities Act as contemplated by this Agreement (the date on which such notice is given, the "Issue Date"), file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer to the Holders of the Securities (the "Registered Exchange Offer") who are not prohibited by applicable law or interpretations thereof by the Commission's staff from participating in the Registered Exchange Offer to issue and deliver to such Holders, in exchange for the Securities, a like aggregate principal amount of debt securities of the Company (the "Exchange Securities") that are identical in all material respects to the Securities, except for the transfer restrictions and registration rights relating to the Securities, (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 180 days after the Issue Date and the Registered Exchange Offer to be consummated no later than 210 days after the Issue Date and (iii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"); provided that the Company may elect to close the Registered Exchange Offer 30 days after the commencement thereof (unless otherwise required by applicable law), so long as the Company has accepted all Securities validly tendered in accordance with the terms of the Registered Exchange Offer. Notwithstanding the preceding sentence, the Issue Date must occur during the period commencing on the date of the termination of the Merger Agreement, in accordance with its terms, and ending one year thereafter. The Exchange Securities will be issued under the indenture pursuant to which the Securities were issued ("the Indenture") or an indenture (the "Exchange Securities Indenture") between the Company and the trustee under the Indenture or such other bank or trust company that is reasonably satisfactory to the Purchaser, as trustee (the "Exchange Securities Trustee"), such indenture to be identical in all material respects to the Indenture, except for the transfer restrictions and registration rights relating to the Securities (as described above).

     Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not the Purchaser holding Securities that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Securities in the ordinary course of such Holder's business, (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities and (e) is not otherwise prohibited by applicable law or interpretations thereof by the Commission's staff from participating in the Registered Exchange Offer) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, the Purchaser and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, (i) each Holder that is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment, the Purchaser is required to deliver a prospectus containing the information required by Item 507 and Item 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

     If, prior to the consummation of the Registered Exchange Offer, any Holder holds any Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Registered Exchange Offer, the Company, upon the request of any such Holder, simultaneously with the delivery of the Exchange Securities in the Registered Exchange Offer, shall issue and deliver to any such Holder, in exchange for the Securities held by such Holder (the "Private Exchange"), a like aggregate principal amount of debt securities of the Company (the "Private Exchange Securities") that are identical in all material respects to the Exchange Securities, except for the transfer restrictions relating to such Private Exchange Securities. The Private Exchange Securities will be issued under the same indenture as the Exchange Securities, and the Company shall use commercially reasonable efforts to cause the Private Exchange Securities to bear the same CUSIP number as the Exchange Securities.

     In connection with the Registered Exchange Offer, the Company shall:

     (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

     (c) utilize the services of a depositary (which may be the Trustee or an affiliate of the Trustee) for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

     (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

     (e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

     As soon as practicable after the close of the Registered Exchange Offer and any Private Exchange, as the case may be, the Company shall:

     (a) accept for exchange all Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

     (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

     (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

     The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them and
(ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

     The Indenture or the Exchange Securities Indenture, as the case may be, shall provide that the Securities, the Exchange Securities and the Private Exchange Securities shall vote and consent together on all matters as one class and that none of the Securities, the Exchange Securities or the Private Exchange Securities will have the right to vote or consent as a separate class on any matter.

     Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on such Security surrendered in exchange therefor or, if no interest has been paid on the Security, from April 15, 2006.

     Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an affiliate of the Company or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities.

     Notwithstanding any other provisions hereof, the Company will ensure that
(i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2. Shelf Registration. If (i) because of any change in applicable law or interpretations thereof by the Commission's staff, the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof or
(ii) any Securities validly tendered pursuant to the Registered Exchange Offer are not exchanged for Exchange Securities within 210 days after the Issue Date or (iii) the Purchaser so requests with respect to Securities or Private Exchange Securities not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer or (iv) any applicable law or interpretation thereof by the Commission's staff do not permit any Holder to participate in the Registered Exchange Offer or (v) any Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Securities in exchange for tendered Securities or (vi) the Company so elects, then the following provisions shall apply:

     (a) the Company shall use its commercially reasonable efforts to file as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 2, subject to the parenthetical in the first sentence of Section 1 hereof) with the Commission, and thereafter shall use its commercially reasonable efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement"); provided that no Holder (other than the Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

     (b) the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Securities for a period ending on the earlier of (i) the first anniversary of the date of the termination of the Merger Agreement or such earlier date when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Securities become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of its obligations hereunder), provided that the Company within 90 days thereafter complies with the requirements of Section 4(k) hereof. Any such period during which the Company fails to keep the Shelf Registration Statement effective and usable for offers and sales of Securities, Private Exchange Securities and Exchange Securities is referred to as a "Suspension Period". A Suspension Period shall commence on and include the date the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities, Private Exchange Securities and Exchange Securities and shall end on the date when each Holder of Securities, Private Exchange Securities and Exchange Securities covered by such Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof or is advised in writing by the Company that use of the prospectus may be resumed. Not more than one Suspension Period shall be permitted in any period of 360 consecutive days. If one or more Suspension Periods occur, the two-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

     (c) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3. Liquidated Damages.

     (a) The parties hereto agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages.

Accordingly, if (i) the applicable Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date (subject to the parenthetical in the first sentence of Section 1 hereof), (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in applicable law or interpretations thereof by the Commission's staff, if later, within 60 days after publication of the change in law or interpretation, subject to the parenthetical in the first sentence of Section 1 hereof), (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in applicable law or interpretations thereof by the Commission's staff, if later, within 60 days after publication of the change in law or interpretation, subject to the parenthetical in the first sentence of Section 1 hereof) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will be obligated to pay liquidated damages to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 of Accreted Value of Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. As used herein, the term "Transfer Restricted Securities" means (i) each Security until the date on which such Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Security or Private Exchange Security until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Security or Private Exchange Security until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be required to pay liquidated damages to a Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(o).

     (b) The Company shall notify the Trustee and the Paying Agent under the Indenture within three business days of the happening of each and every Registration Default. The Company shall pay the liquidated damages due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Securities, sums sufficient to pay the liquidated damages then due. The liquidated damages due shall be payable on each interest payment date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

     (c) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

     4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

     (a) The Company shall (i) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall, in its reasonable judgment, reflect in each such document, when so filed with the Commission, such comments as the Purchaser may reasonably propose; (ii) include information substantially to the effect set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include information substantially to the effect set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by the Purchaser, include the information required by Item 507 or Item 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

     (b) The Company shall advise the Purchaser, each Exchanging Dealer and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clause (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

          (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities, the Exchange Securities or the Private Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (v) of the happening of any event that requires the making of any changes so that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any prospectus forming part of any Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) If any event contemplated by clauses (ii) through (v) of Section 4 occurs during the period for which the Company is required to maintain an effective Registration Statement, the Company will as promptly as is practicable prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities, Exchange Securities or Private Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Company will use all commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

     (e) The Company will furnish to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference) and as many conformed copies of such Registration Statement as such Holder reasonably requests.

     (f) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the lawful offer and sale of the Transfer Restricted Securities covered by such prospectus or any amendment or supplement thereto.

     (g) The Company will furnish to the Purchaser and each Exchanging Dealer, and to any other Holder who so requests, without charge, one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Purchaser or Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference) and as many conformed copies of such Exchange Offer Registration Statement as such Holder reasonably requests.

     (h) The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to the Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered

Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as the Purchaser, Exchanging Dealer or other persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by the Purchaser, Exchanging Dealer or other persons, as applicable, in connection with any lawful offer or sale covered by such prospectus or any amendment or supplement thereto, as aforesaid.

     (i) Prior to the effective date of any Registration Statement, the Company will use commercially reasonable efforts to register or qualify, or cooperate with the Holders of Securities, Exchange Securities or Private Exchange Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities, Exchange Securities or Private Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities, Exchange Securities or Private Exchange Securities covered by such Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     (j) The Company will reasonably cooperate with the Holders of Securities, Exchange Securities or Private Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities, Exchange Securities or Private Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Securities, Exchange Securities or Private Exchange Securities pursuant to such Registration Statement.


     (k) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Company is required to maintain an effective Registration Statement, the Company will as promptly as is practicable prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities, Exchange Securities or Private Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (l) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for each of the Securities, the Exchange Securities and the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

     (m) The Company will comply with all applicable rules and regulations of the Commission and the Company will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earning statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.

     (n) The Company will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

     (o) The Company may require each Holder of Transfer Restricted Securities to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information concerning the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     (p) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under
Section 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

     (q) In the case of a Shelf Registration Statement, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form and reasonably acceptable to the Company) and take all such other action, if any, as Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement.

     (r) In the case of a Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold and any underwriter participating in any disposition of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Shelf Registration Statement.

     (s) In the case of a Shelf Registration Statement, the Company shall, if requested by Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its commercially reasonable efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities, Exchange Securities or Private Exchange Securities, as applicable, substantially in the form delivered by counsel for the Company in connection with the issuance and sale of the Securities, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

     5. Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and the Company will reimburse the Purchaser and the Holders for the reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount at maturity of the Securities, the Exchange Securities and the Private Exchange Securities to be sold pursuant to each Registration Statement (the "Special Counsel") acting for the Purchaser or Holders in connection therewith, which counsel shall be reasonably acceptable to the Company.

     6. Indemnification.

     (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by the Purchaser or Exchanging Dealer, as applicable, the Company shall indemnify and hold harmless each Holder (including, without limitation, the Purchaser or any such Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities, Exchange Securities or Private Exchange Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Securities, Exchange Securities or Private Exchange Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (i) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities, Exchange Securities or Private Exchange Securities to such person and (ii) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 4(e), 4(f), 4(g) or 4(h), as applicable.

     (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement or prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


     7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the initial offering and sale of the Securities, on the one hand, and by a Holder from receiving Securities, Exchange Securities or Private Exchange Securities, as applicable, registered under the Securities Act, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company, on the one hand, or to any Holders' Information supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities, Exchange Securities or Private Exchange Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities, Exchange Securities or Private Exchange Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Rules 144 and 144A. The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A

(including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     9. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     10. Miscellaneous.

     (a) Amendments and Waivers. No failure or delay by the Company or any Holder in exercising any right under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right or amendment or discontinuance of steps to enforce any such right preclude any other of further exercise thereof or the exercise of any other right. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount at maturity of the Securities, the Exchange Securities and the Private Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities, Exchange Securities or Private Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities, the Exchange Securities and the Private Exchange Securities being sold by such Holders pursuant to such Registration Statement.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Purchaser;

          (ii) if to the Purchaser, initially at its address set forth in the Purchase Agreement; and

          (iii) if to the Company, initially at the address of the Company set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

     (c) Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (h) Remedies. In the event of a breach by the Company or by any Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by each such person of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each such person shall waive the defense that a remedy at law would be adequate.

     (i) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person other than those registration rights agreements related to the Securities, Exchange Securities or Private Exchange Securities issued under the Indenture and (iii) without limiting the generality of the foregoing, and other than the rights granted pursuant to those registration rights agreements related to the Securities, Exchange Securities or Private Exchange Securities issued under the Indenture, without the written consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Transfer Restricted Securities, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

     (j) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Securities.

     (k) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchaser.

                                Very truly yours,

                                TELECORP WIRELESS, INC.



                                By:
                                   ----------------------------------------
                                   Name: Thomas H. Sullivan
                                   Title: Executive Vice President
                                          and Chief Financial Officer

Accepted:
AT&T WIRELESS SERVICES, INC.



By:
   ---------------------------------
   Name:
   Title:

                                                                         ANNEX A

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".


                                   Annex A-1

                                                                         ANNEX B

     Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution".



                                   Annex B-1

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration of the Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [ ], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                    Annex C-1

                                                                         ANNEX D

     [] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

          Name:
          Address:


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                    Annex D-1

EXHIBIT E                                                         EXECUTION COPY

                             TELECORP WIRELESS, INC.



                                  $250,000,000

        TeleCorp Wireless 9% Senior Subordinated Discount Notes due 2009


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                               December ___, 2001

AT&T Wireless Services, Inc.
Building 1
7277 164th Avenue, N.E.
Redmond, WA 98052


Ladies and Gentlemen:

     TeleCorp Wireless, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you as the purchaser (the "Purchaser"), upon the terms and subject to the conditions set forth that certain Securities Purchase Agreement dated as of December ___, 2001 (the "Purchase Agreement"), between the Company and the Purchaser, up to $250,000,000 in aggregate principal amount of its 9% Senior Subordinated Discount Notes due 2009 (the "Securities"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     In satisfaction of a condition to the obligations of the Purchaser under the Purchase Agreement, the Company agrees with the Purchaser, for the benefit of the holders (including the Purchaser) of the Securities, the Exchange Securities (as defined herein) and the -Private Exchange Securities (as defined herein) (collectively, the "Holders"), as follows:

     1. Registered Exchange Offer. The Company shall (i)(A) prepare and (B) not later than 60 days (or, if the Issue Date (as defined herein) shall fall in January of any year, such number of days, not less than 60, as shall equal the number of days between the Issue Date and the third business day following the day on which the Company files with the Commission its Annual Report on Form 10-K with respect to its preceding fiscal year) following the date on which the Purchaser gives written notice to the Company to commence a registration pursuant to the Securities Act as contemplated by this Agreement (the date on which such notice is given, the "Issue Date"), file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer to the Holders of the Securities (the "Registered Exchange Offer") who are not prohibited by applicable law or interpretations thereof by the Commission's staff from participating in the Registered Exchange Offer to issue and deliver to such Holders, in exchange for the Securities, a like aggregate principal amount of debt securities of the Company (the "Exchange Securities") that are identical in all material respects to the Securities, except for the transfer restrictions and registration rights relating to the Securities, (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 180 days after the Issue Date and the Registered Exchange Offer to be consummated no later than 210 days after the Issue Date and
(iii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"); provided that the Company may elect to close the Registered Exchange Offer 30 days after the commencement thereof (unless otherwise required by applicable law), so long as the Company has accepted all Securities validly tendered in accordance with the terms of the Registered Exchange Offer. Notwithstanding the preceding sentence, the Issue Date must occur during the period commencing on the date of the termination of the Merger Agreement, in accordance with its terms, and ending one year thereafter. The Exchange Securities will be issued under the indenture pursuant to which the Securities were issued ("the Indenture") or an indenture (the "Exchange Securities Indenture") between the Company and the trustee under the Indenture or such other bank or trust company that is reasonably satisfactory to the Purchaser, as trustee (the "Exchange Securities Trustee"), such indenture to be identical in all material respects to the Indenture, except for the transfer restrictions and registration rights relating to the Securities (as described above).

     Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not the Purchaser holding Securities that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Securities in the ordinary course of such Holder's business, (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities and (e) is not otherwise prohibited by applicable law or interpretations thereof by the Commission's staff from participating in the Registered Exchange Offer) and to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company, the Purchaser and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, (i) each Holder that is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (an "Exchanging Dealer"), is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment, the Purchaser is required to deliver a prospectus containing the information required by Item 507 and Item 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

     If, prior to the consummation of the Registered Exchange Offer, any Holder holds any Securities acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Registered Exchange Offer, the Company, upon the request of any such Holder, simultaneously with the delivery of the Exchange Securities in the Registered Exchange Offer, shall issue and deliver to any such Holder, in exchange for the Securities held by such Holder (the "Private Exchange"), a like aggregate principal amount of debt securities of the Company (the "Private Exchange Securities") that are identical in all material respects to the Exchange Securities, except for the transfer restrictions relating to such Private Exchange Securities. The Private Exchange Securities will be issued under the same indenture as the Exchange Securities, and the Company shall use commercially reasonable efforts to cause the Private Exchange Securities to bear the same CUSIP number as the Exchange Securities.

     In connection with the Registered Exchange Offer, the Company shall:

     (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

     (c) utilize the services of a depositary (which may be the Trustee or an affiliate of the Trustee) for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

     (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

     (e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

     As soon as practicable after the close of the Registered Exchange Offer and any Private Exchange, as the case may be, the Company shall:

     (a) accept for exchange all Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

     (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

     (c) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

     The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Securities held by them and
(ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

     The Indenture or the Exchange Securities Indenture, as the case may be, shall provide that the Securities, the Exchange Securities and the Private Exchange Securities shall vote and consent together on all matters as one class and that none of the Securities, the Exchange Securities or the Private Exchange Securities will have the right to vote or consent as a separate class on any matter.

     Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on such Security surrendered in exchange therefor or, if no interest has been paid on such Security, from the date on which such Security was issued.

     Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an affiliate of the Company or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and

(v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities.

     Notwithstanding any other provisions hereof, the Company will ensure that
(i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2. Shelf Registration. If (i) because of any change in applicable law or interpretations thereof by the Commission's staff, the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof or
(ii) any Securities validly tendered pursuant to the Registered Exchange Offer are not exchanged for Exchange Securities within 210 days after the Issue Date or (iii) the Purchaser so requests with respect to Securities or Private Exchange Securities not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer or (iv) any applicable law or interpretation thereof by the Commission's staff do not permit any Holder to participate in the Registered Exchange Offer or (v) any Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Securities in exchange for tendered Securities or (vi) the Company so elects, then the following provisions shall apply:

     (a) the Company shall use its commercially reasonable efforts to file as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 2, subject to the parenthetical in the first sentence of Section 1 hereof) with the Commission, and thereafter shall use its commercially reasonable efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement"); provided that no Holder (other than the Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

     (b) the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Securities for a period ending on the earlier of (i) the first anniversary of the date of the termination of the Merger Agreement or such earlier date when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and
(ii) the date on which the Securities become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of its obligations hereunder), provided that the Company within 90 days thereafter complies with the requirements of Section 4(k) hereof. Any such period during which the Company fails to keep the Shelf Registration Statement effective and usable for offers and sales of Securities, Private Exchange Securities and Exchange Securities is referred to as a "Suspension Period". A Suspension Period shall commence on and include the date the Company gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities, Private Exchange Securities and Exchange Securities and shall end on the date when each Holder of Securities, Private Exchange Securities and Exchange Securities covered by such Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof or is advised in writing by the Company that use of the prospectus may be resumed. Not more than one Suspension Period shall be permitted in any period of 360 consecutive days. If one or more Suspension Periods occur, the two-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

     (c) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3. Liquidated Damages.

     (a) The parties hereto agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) the applicable Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date (subject to the parenthetical in the first sentence of Section 1 hereof), (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in applicable law or interpretations thereof by the Commission's staff, if later, within 60 days after publication of the change in law or interpretation, subject to the parenthetical in the first sentence of Section 1 hereof), (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in applicable law or interpretations thereof by the Commission's staff, if later, within 60 days after publication of the change in law or interpretation, subject to the parenthetical in the first sentence of Section 1 hereof) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will be obligated to pay liquidated damages to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 of principal amount of Transfer Restricted Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. As used herein, the term "Transfer Restricted Securities" means (i) each Security until the date on which such Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Security or Private Exchange Security until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Security or Private Exchange Security until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be required to pay liquidated damages to a Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to
Section 4(o).

     (b) The Company shall notify the Trustee and the Paying Agent under the Indenture within three business days of the happening of each and every Registration Default. The Company shall pay the liquidated damages due on the Transfer Restricted Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Securities, sums sufficient to pay the liquidated damages then due. The liquidated damages due shall be payable on each interest payment date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

     (c) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

     4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:

     (a) The Company shall (i) furnish to the Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall, in its reasonable judgment, reflect in each such document, when so filed with the Commission, such comments as the Purchaser may reasonably propose; (ii) include information substantially to the effect set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include information substantially to the effect set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by the Purchaser, include the information required by Item 507 or Item 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

     (b) The Company shall advise the Purchaser, each Exchanging Dealer and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clause (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

          (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities, the Exchange Securities or the Private Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (v) of the happening of any event that requires the making of any changes so that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any prospectus forming part of any Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) If any event contemplated by clauses (ii) through (v) of Section 4 occurs during the period for which the Company is required to maintain an effective Registration Statement, the Company will as promptly as is practicable prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities, Exchange Securities or Private Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Company will use all commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

     (e) The Company will furnish to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference) and as many conformed copies of such Registration Statement as such Holder reasonably requests.

     (f) The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the lawful offer and sale of the Transfer Restricted Securities covered by such prospectus or any amendment or supplement thereto.

     (g) The Company will furnish to the Purchaser and each Exchanging Dealer, and to any other Holder who so requests, without charge, one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Purchaser or Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference) and as many conformed copies of such Exchange Offer Registration Statement as such Holder reasonably requests.

     (h) The Company will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to the Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered

Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as the Purchaser, Exchanging Dealer or other persons may reasonably request; and the Company consents to the use of such prospectus or any amendment or supplement thereto by the Purchaser, Exchanging Dealer or other persons, as applicable, in connection with any lawful offer or sale covered by such prospectus or any amendment or supplement thereto, as aforesaid.

     (i) Prior to the effective date of any Registration Statement, the Company will use commercially reasonable efforts to register or qualify, or cooperate with the Holders of Securities, Exchange Securities or Private Exchange Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities, Exchange Securities or Private Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities, Exchange Securities or Private Exchange Securities covered by such Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     (j) The Company will reasonably cooperate with the Holders of Securities, Exchange Securities or Private Exchange Securities to facilitate the timely preparation and delivery of certificates representing Securities, Exchange Securities or Private Exchange Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Securities, Exchange Securities or Private Exchange Securities pursuant to such Registration Statement.

     (k) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Company is required to maintain an effective Registration Statement, the Company will as promptly as is practicable prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities, Exchange Securities or Private Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (l) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for each of the Securities, the Exchange Securities and the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

     (m) The Company will comply with all applicable rules and regulations of the Commission and the Company will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earning statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.

     (n) The Company will cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

     (o) The Company may require each Holder of Transfer Restricted Securities to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information concerning the Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     (p) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 4(b)(ii) through (v), such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under
Section 4(b)(ii) through (v) during the period that the Company is required to maintain an effective Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

     (q) In the case of a Shelf Registration Statement, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form and reasonably acceptable to the Company) and take all such other action, if any, as Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement.

     (r) In the case of a Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold and any underwriter participating in any disposition of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Shelf Registration Statement.

     (s) In the case of a Shelf Registration Statement, the Company shall, if requested by Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its commercially reasonable efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities, Exchange Securities or Private Exchange Securities, as applicable, substantially in the form delivered by counsel for the Company in connection with the issuance and sale of the Securities, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount at maturity of the Securities, Exchange Securities and Private Exchange Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

     5. Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and the Company will reimburse the Purchaser and the Holders for the reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount at maturity of the Securities, the Exchange Securities and the Private Exchange Securities to be sold pursuant to each Registration Statement (the "Special Counsel") acting for the Purchaser or Holders in connection therewith, which counsel shall be reasonably acceptable to the Company.

     6. Indemnification.

     (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by the Purchaser or Exchanging Dealer, as applicable, the Company shall indemnify and hold harmless each Holder (including, without limitation, the Purchaser or any such Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities, Exchange Securities or Private Exchange Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Securities, Exchange Securities or Private Exchange Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (i) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities, Exchange Securities or Private Exchange Securities to such person and (ii) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 4(e), 4(f), 4(g) or 4(h), as applicable.

     (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement or prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the initial offering and sale of the Securities, on the one hand, and by a Holder from receiving Securities, Exchange Securities or Private Exchange Securities, as applicable, registered under the Securities Act, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company, on the one hand, or to any Holders' Information supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities, Exchange Securities or Private Exchange Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities, Exchange Securities or Private Exchange Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Rules 144 and 144A. The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A

(including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     9. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. 10. Miscellaneous.

     (a) Amendments and Waivers. No failure or delay by the Company or any Holder in exercising any right under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right or amendment or discontinuance of steps to enforce any such right preclude any other of further exercise thereof or the exercise of any other right. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount at maturity of the Securities, the Exchange Securities and the Private Exchange Securities, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities, Exchange Securities or Private Exchange Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Securities, the Exchange Securities and the Private Exchange Securities being sold by such Holders pursuant to such Registration Statement.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Purchaser;

          (ii) if to the Purchaser, initially at its address set forth in the Purchase Agreement; and

          (iii) if to the Company, initially at the address of the Company set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

     (c) Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


     (h) Remedies. In the event of a breach by the Company or by any Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by each such person of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each such person shall waive the defense that a remedy at law would be adequate.

     (i) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person other than those registration rights agreements related to the Securities, Exchange Securities or Private Exchange Securities issued under the Indenture and (iii) without limiting the generality of the foregoing, and other than the rights granted pursuant to those registration rights agreements related to the Securities, Exchange Securities or Private Exchange Securities issued under the Indenture, without the written consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Transfer Restricted Securities, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

     (j) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Securities.

     (k) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchaser.

                                        Very truly yours,

                                        TELECORP WIRELESS, INC.



                                        By:
                                           ------------------------------------
                                           Name: Thomas H. Sullivan
                                           Title: Executive Vice President
                                                  and Chief Financial Officer


Accepted:
AT&T WIRELESS SERVICES, INC.



By:
   ------------------------------
   Name:
   Title:

                                                                         ANNEX A

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".


                                   Annex A-1

                                                                         ANNEX B

     Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution".

                                   Annex B-1

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration of the Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [ ], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                    Annex C-1

                                                                         ANNEX D

     [] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

          Name:
          Address:



If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                                    Annex D-1